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                                                                       EXHIBIT 4


                              AMENDMENT NO. 1 TO
                          AMENDED AND RESTATED BYLAWS
                                       OF
                         U.S. BOSTON INVESTMENT COMPANY

     Effective July 19, 1993, the heading and Article 1 of the Amended and Restated Bylaws of U.S. Boston Investment Company dated April 2, 1990 are hereby amended to read as follows:

                                     BYLAWS
                                       OF
                          QUANTITATIVE GROUP OF FUNDS

                                   ARTICLE 1

Agreement and Declaration of Trust and Principal office

     1.1  Agreement and Declaration of Trust. These Bylaws shall be subject to
          -----------------------------------
the Agreement and Declaration of Trust as from time to time in effect (the "Declaration of Trust"), of Quantitative Group of Funds, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

     1.2  Principal Office of the Trust. The principal office of the Trust shall
          ------------------------------
be located in Lincoln, Massachusetts or such other location as may be determined by the Trustees of the Trust.